77Q1(e)ii

Quaker Investment Trust ("Registrant")
Form N-SAR for the Six Months Ended December 31, 2010

Sub-Item 77Q1(e)ii: Amendments to any new or amended Registrant investment advisory contracts

Submission the Investment Subadvisory Agreement between  QFI and Aronson+Johnson+Ortiz, LP, dated March 8, 2010, is incorporated by reference to Item (d)(11) Post-Effective Amendment No. 58 to the Registration Statement filed on Form Type 485BPOS on October 28, 2010.